UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

VERIFYME, INC.

(Exact name of registrant as specified in charter)

Nevada	0-31927	23-3023677
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12 West 21st Street, New York, New York 10010

(Address of Principal Executive Offices)

(212) 994-7002

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 30, 2015, the board of directors (“Board”) of VerifyMe, Inc. (the “Company”) appointed Lawrence G. Schafran, age 77, to the Board for a term expiring at the Company’s next annual meeting of stockholders.

In connection with his appointment to the Board, Mr. Schafran will be appointed as a member of the Board’s audit and compensation committees.

Mr. Schafran will be compensated in accordance with the Company’s existing Board compensation policy.

There are no arrangements or understandings between Mr. Schafran and any other person pursuant to which he was selected a director of the Company, nor are there any family relationships between Mr. Schafran and any of the Company’s directors or executive officers. There are no transactions between Mr. Schafran and the Company that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).

Item 7.01.	Regulation FD Disclosure.

On September 30, 2015, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. Schafran to the Board. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated September 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2015

VERIFYME, INC.
By:	/s/ Paul Donfried
Paul Donfried
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated September 30, 2015